Exhibit (h)(14)

[DEUTSCHE ASSET MANAGEMENT LETTERHEAD]

October 1, 2009

DWS Investments Distributors, Inc.

345 Park Avenue

New York, New York 10154

Ladies and Gentlemen:

Re:	Exclusive Placement Agent Agreement

This is to confirm that, in consideration of the agreements hereinafter contained, Investors Cash Trust (the “Trust”), an open-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”) and organized as a business trust under the laws of The Commonwealth of Massachusetts, on behalf of its series, Central Cash Management Fund (the “Fund”), has agreed that DWS Investments Distributors, Inc., a Delaware corporation (“DIDI”), shall be the exclusive placement agent (the “Exclusive Placement Agent”) of shares of beneficial interest (“Shares”) of the Fund.

1.	Services as Exclusive Placement Agent.

1.1       DIDI will act as Exclusive Placement Agent of the Shares. In acting as Exclusive Placement Agent under this Exclusive Placement Agent Agreement (“Agreement”), neither DIDI nor its employees or any agents thereof shall make any offer or sale of Shares in a manner which would require the Shares to be registered under the Securities Act of 1933, as amended (the “1933 Act”).

1.2       All activities by DIDI and its agents and employees as Exclusive Placement Agent of Shares shall comply with all applicable laws, rules and regulations of any U.S. governmental authority, including, without limitation, all rules and regulations adopted pursuant to the 1940 Act by the Securities and Exchange Commission (the “Commission”).

1.3       Nothing herein shall be construed to require the Fund to accept any offer to purchase any Shares, all of which shall be subject to approval by the Trust's Board of Trustees or their delegates.

1.4       The Fund shall furnish from time to time for use in connection with the sale of Shares such information with respect to the Fund and the Shares as DIDI may reasonably request. The Fund shall prepare and furnish, at its own cost and expense, all offering documents to be used by the Exclusive Placement Agent to offer Shares including, without limitation, the Confidential Private Placement Memorandum, the Confidential Statement of Additional Information, and the Subscription Agreement (collectively, the "Approved Offering Documents"). The Fund shall also furnish DIDI upon request with: (a) unaudited semiannual statements of the Fund’s books and accounts prepared by the Fund, and (b) from time to time such additional information regarding the Fund’s financial or regulatory condition as DIDI may reasonably request.

1.5       The Trust represents to DIDI that all registration statements filed by the Trust with the Commission under the 1940 Act with respect to the Shares have been prepared in conformity with the requirements of such statute and the rules and regulations of the Commission thereunder. As used in this Agreement the term “registration statement” shall mean any registration statement filed with the Commission, as modified by any amendments thereto that at any time shall have been filed with the Commission by or on behalf of the Trust with respect to the Shares. The Trust represents and warrants to DIDI that any registration statement will contain all statements required to be stated therein in conformity with both such statute and the rules and regulations of the Commission; that all statements of fact contained in any registration statement will be true and correct in all material respects at the time of filing of such registration statement or amendment thereto; and that no registration statement will include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of Shares. The Trust may but shall not be obligated to propose from time to time such amendment to any registration statement as in the light of future developments may, in the opinion of the Trust's counsel, be necessary or advisable. If the Trust shall not propose such amendment and/or supplement within fifteen days after receipt by the Trust of a written request from DIDI to do so, DIDI may, at its option, terminate this Agreement. The Trust shall not file any amendment to any registration statement without giving DIDI reasonable notice thereof in advance; provided, however, that nothing contained in this Agreement shall in any way limit the Trust's right to file at any time such amendment to any registration statement as the Trust may deem advisable, such right being in all respects absolute and unconditional.

1.6       The Fund agrees to indemnify, defend and hold DIDI, its several officers and directors, and any person who controls DIDI within the meaning of Section 15 of the 1933 Act or Section 20 of the Securities Exchange Act of 1934, as amended (the “1934 Act”) (for purposes of this paragraph 1.6, collectively, the “Covered Persons”) free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which any Covered Person may incur under the 1933 Act, the 1934 Act, the laws or regulations of any U.S. or foreign governmental authority, common law, or otherwise, but only to the extent that such liability or expense incurred by a Covered Person resulting from such claims or demands shall arise out of or be based on (i) any untrue statement of a material fact contained in Approved Offering Documents or other offering material from time to time furnished by or on behalf of the Fund ("Offering Material") or (ii) any omission to state a material fact required to be stated in any Offering Material or necessary to make the statements in any Offering Material not misleading; provided, however, that the Fund’s agreement to indemnify Covered Persons shall not be deemed to cover any claims, demands, liabilities or expenses arising out of any financial and other statements as are furnished in writing to the Fund by DIDI in its capacity as Exclusive Placement Agent for use in the answers to any items of any registration statement or in any statements made in any Offering Material, or arising out of or based on any omission or alleged omission to state a material fact in connection with the giving of such information required to be stated in such answers or necessary to make the answers not misleading; and further provided that the Fund’s agreement to indemnify DIDI and the Trust’s representation and warranties hereinbefore set forth in paragraph 1.5 shall not be deemed to cover any liability to the Fund or its investors to which a Covered Person would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of a Covered Person's reckless disregard of its obligations and duties under this Agreement. The Fund shall be notified of any action brought against a Covered Person, such notification to be given in writing to the Fund at 345 Park Avenue, New York, New York 10154, Attention: Secretary, promptly after the summons or other first legal process shall have been duly and completely served upon such Covered Person. The failure to so notify the Fund of any such action shall not relieve the Fund (i) from any liability except to the extent the Fund shall have been prejudiced by such failure, or (ii) from any liability that the Fund may have to the Covered Person against whom such action is brought by reason of any such untrue or alleged untrue statement, or omission or alleged omission, otherwise than on account of the Fund’s indemnity agreement contained in this paragraph. The Fund will be entitled to assume the defense of any suit brought to enforce any such claim, demand or liability, but in such case such defense shall be conducted by counsel of good standing chosen by the Fund and approved by DIDI, which approval shall not be unreasonably withheld. In the event the Fund elects to assume the defense in any such suit and retain counsel of good standing approved by DIDI, the defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by any of them; but in case the Fund does not elect to assume the defense of any such suit, or in case DIDI reasonably does not approve of counsel chosen by the Fund, the Fund will reimburse the Covered Person named as defendant in such suit, for the fees and expenses of any counsel retained by DIDI or the Covered Persons. The Fund’s indemnification agreement contained in this paragraph and the Trust’s representations and warranties in paragraph 1.5 of this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of Covered Persons, and shall survive the delivery of any Shares. This agreement of indemnity will inure exclusively to Covered Persons and their successors. The Fund agrees to notify DIDI promptly of the commencement of any litigation or proceedings against the Fund or the Trust or any of its officers or Trustees in connection with the issue and sale of any Shares.

1.7       DIDI agrees to indemnify, defend and hold the Fund, the officers and trustees of the Trust, and any person who controls the Fund or the Trust within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act (for purposes of this paragraph 1.7, collectively, the “Covered Persons”) free and harmless from and against any and all claims, demands, liabilities and expenses (including the costs of investigating or defending such claims, demands, liabilities and any counsel fees incurred in connection therewith) that Covered Persons may incur under the 1933 Act, the 1934 Act, common law, or otherwise, but only to the extent that such liability or expense incurred by a Covered Person resulting from such claims or demands shall arise out of or be based on (i) any untrue statement or a material fact contained in information furnished in writing by DIDI in its capacity as Exclusive Placement Agent to the Fund for use in the answers to any of the items of any registration statement or in any statements in any other Offering Material, or (ii) any omission to state a material fact in connection with such information furnished in writing by DIDI to the Trust required to be stated in such answers or necessary to make such information not misleading. DIDI shall be notified of any action brought against a Covered Person, such notification to be given in writing to DIDI at 345 Park Avenue, New York, New York 10154, Attention: Secretary, promptly after the summons or other first legal process shall have been duly and completely served upon such Covered Person. The failure to so notify DIDI of any such action shall not relieve DIDI (i) from any liability except to the extent the Fund shall have been prejudiced by such failure, or (ii) from any liability that DIDI may have to the Covered Person against whom such action is brought by reason of any such untrue or alleged untrue statement, or omission or alleged omission, otherwise than on account of DIDI's indemnity agreement contained in this paragraph. DIDI will be entitled to assume the defense of any suit brought to enforce any such claim, demand or liability, but in such case such defense shall be conducted by counsel of good standing chosen by DIDI and approved by the Fund, which approval shall not be unreasonably withheld. In the event that DIDI elects to assume the defense in any such suit and retain counsel of good standing approved by the Fund, the defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by any of them; but in case DIDI does not elect to assume the defense of any such suit, or in case the Fund reasonably does not approve of counsel chosen by DIDI, DIDI will reimburse the Covered Person named as defendant in such suit, for the fees and expenses of any counsel retained by the Fund or the Covered Persons. DIDI's indemnification agreement contained in this paragraph and DIDI's representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of Covered Persons, and shall survive the delivery of any Shares. This agreement of indemnity will inure exclusively to Covered Persons and their successors. DIDI agrees to notify the Fund promptly of the commencement of any litigation or proceedings against DIDI or any of its officers or directors in connection with the issue and sale of any Shares.

1.8       No Shares shall be offered by either DIDI or the Fund under any of the provisions of this Agreement and no orders for the purchase or sale of Shares hereunder shall be accepted by the Fund if and so long as the effectiveness of the registration statement or any necessary amendments thereto shall be suspended under any of the provisions of the 1940 Act; provided, however, that nothing contained in this paragraph shall in any way restrict or have an application to or bearing on the Fund’s obligation to redeem Shares from any investor in accordance with the provisions of the Trust's registration statement or Amended and Restated Declaration of Trust, as amended from time to time. The Fund shall notify DIDI promptly of the suspension of its registration statement or any necessary amendments thereto, such notification to be given in writing to DIDI at 345 Park Avenue, New York, New York 10154, Attention: Secretary.

1.9       The Fund agrees to advise DIDI as soon as reasonably practical by a notice in writing delivered to DIDI or its counsel:

(a)       of any request by the Commission for amendments to the registration statement then in effect or for additional information;

(b)       in the event of the issuance by the Commission of any stop order suspending the effectiveness of the registration statement then in effect or the initiation by service of process on the Trust or the Fund of any proceeding for that purpose;

(c)       of the happening of any event that makes untrue any statements of a material fact made in the registration statement then in effect or that requires the making of a change in such registration statement in order to make the statements therein not misleading; and

(d)       of all action of the Commission with respect to any amendment to any registration statement that may from time to time be filed with the Commission.

For purposes of this paragraph 1.9, informal requests by or acts of the Staff of the Commission shall not be deemed actions of or requests by the Commission.

1.10     DIDI agrees on behalf of itself and its employees to treat confidentially and as proprietary information of the Fund all records and other information not otherwise publicly available relative to the Fund and their respective prior, present or potential investors and not to use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Fund, which approval shall not be unreasonably withheld and may not be withheld where DIDI may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Fund.

1.11     In addition to DIDI's duties as Exclusive Placement Agent, the Fund understands that DIDI may, in its discretion, perform additional functions in connection with transactions in Shares.

The processing of Share transactions may include, but is not limited to, compilation of all transactions from DIDI's various offices; creation of a transaction tape and timely delivery of it to the Fund's transfer agent for processing; reconciliation of all transactions delivered to the Fund's transfer agent; and the recording and reporting of these transactions executed by the Fund's transfer agent in customer statements; rendering of periodic customer statements; and the reporting of IRS Form 1099 information at year end if required.

DIDI may also provide other investor services, such as communicating with Fund investors and other functions in administering customer accounts for Fund investors.

DIDI understands that these services may result in cost savings to the Fund or to the Fund's investment manager and neither the Fund nor the Fund's investment manager will compensate DIDI for all or a portion of the costs incurred in performing functions in connection with transactions in Shares. Nothing herein is intended, nor shall be construed, as requiring DIDI to perform any of the foregoing functions.

1.12     Except as set forth in paragraph 1.6 of this Agreement, the Fund shall not be liable to DIDI or any Covered Persons as defined in paragraph 1.6 for any error of judgment or mistake of law or for any loss suffered by DIDI in connection with the matters to which this

Agreement relates, except a loss resulting from the willful misfeasance, bad faith or gross negligence on the part of the Fund in the performance of its duties or from reckless disregard by the Fund of its obligations and duties under this Agreement.

1.13     Except as set forth in paragraph 1.7 of this Agreement, DIDI shall not be liable to the Fund or any Covered Persons as defined in paragraph 1.7 for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the matters to which this Agreement relates, except a loss resulting from the willful misfeasance, bad faith or gross negligence on the part of DIDI in the performance of its duties or from reckless disregard by DIDI of its obligations and duties under this Agreement.

1.14 DIDI agrees to comply with the provisions of the USA PATRIOT Act and the Bank Secrecy Act (the “BSA”), as they relate to the Fund. DIDI further agrees to establish and implement an Anti-Money Laundering Program, as defined in Section 352 of the USA PATRIOT Act. In addition to the usual and ordinary services of Exclusive Placement Agent set forth in this Agreement, DIDI shall perform the services necessary to ensure that the Fund is in compliance with the USA PATRIOT Act and the BSA, including but not limited to implementing policies and procedures, maintaining books and records and responding to requests for information pursuant to the USA PATRIOT Act and the BSA.

2.	Term.

This Agreement shall become effective on the date first written above and, unless sooner terminated as provided herein, shall continue until one year from the date first written above, and thereafter shall continue automatically for successive annual periods, provided such continuance is specifically approved at least annually with respect to the Fund by (i) the Trust's Board of Trustees or (ii) by a vote of a majority (as defined in the 1940 Act) of the Fund’s outstanding voting securities, provided that in either event the continuance is also approved by the majority of the Trust's Trustees who are not interested persons (as defined in the 1940 Act) of the Fund and who have no direct or indirect financial interest in this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. This Agreement is terminable without penalty, on not less than 60 days' notice, by the Board of Trustees, by a vote of a majority (as defined in the 1940 Act) of the Fund’s outstanding voting securities, or by DIDI. This Agreement will also terminate automatically in the event of its assignment (as defined in the 1940 Act and the rules thereunder).

3.	Representations and Warranties.

DIDI and the Fund each hereby represents and warrants to the other that it has all requisite authority to enter into, execute, deliver and perform its obligations under this Agreement and that, with respect to it, this Agreement is legal, valid and binding, and enforceable in accordance with its terms.

4.	Activities of DIDI.

Except to the extent necessary to perform DIDI's obligations hereunder, nothing herein shall be deemed to limit or restrict DIDI's right, or the right of any of DIDI's officers, directors or employees who may also be a trustee, officer or employee of the Trust, or persons otherwise affiliated persons of the Fund to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other corporation, trust, firm, individual or association.

5.	Concerning Applicable Provisions of Law, etc.

This Agreement shall be subject to all applicable provisions of law, including the applicable provisions of the 1940 Act and to the extent that any provisions herein contained conflict with any such applicable provisions of law, the latter shall control.

The laws of The Commonwealth of Massachusetts shall, except to the extent that any applicable provisions of Federal law shall be controlling, govern the construction, validity and effect of this Agreement, without reference to principles of conflicts of law.

The Amended and Restated Declaration of Trust of the Trust (the “Declaration”), a copy of which, together with all amendments thereto, is on file in the Office of the Secretary of The Commonwealth of Massachusetts, provides that the name “Investors Cash Trust” refers to the Trustees under the Declaration collectively as Trustees and not as individuals or personally, and that no shareholder of the Fund, or Trustee, officer, employee or agent of the Trust, shall be subject to claims against or obligations of the Trust or of the Fund to any extent whatsoever, but that the Trust estate only shall be liable. You are hereby expressly put on notice of the limitation of liability as set forth in the Declaration and you agree that the obligations assumed by the Trust on behalf of the Fund pursuant to this Agreement shall be limited in all cases to the Fund and its assets, and you shall not seek satisfaction of any such obligation from the shareholders or any shareholder of the Fund or any other series of the Trust, or from any Trustee, officer, employee or agent of the Trust. You understand that the rights and obligations of each series of the Trust under the Declaration are separate and distinct from those of any and all other series.

6.	Miscellaneous.

(a)       No provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by both parties hereto.

(b)       If any part, term or provision of this Agreement is held to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and not be affected, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid.

(c)       This Agreement may be executed by the parties hereto on any number of counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

(d)       Section headings in this Agreement are included for convenience only and are not to be used to construe or interpret this Agreement.

(e)       Neither party to this Agreement shall be liable to the other party for consequential damages under any provision of this Agreement or for any consequential damages arising out of any act or failure to act hereunder.

(f)        The terms "vote of a majority of the outstanding voting interests," "interested person," "affiliated person" and "assignment" shall have the meanings ascribed thereto in the 1940 Act to the terms "vote of a majority of the outstanding voting securities," "interested person," "affiliated person" and "assignment," respectively.

If you are in agreement with the foregoing, please so indicate by executing the enclosed copy of this Agreement and returning the same to the undersigned, whereupon this Agreement shall constitute a binding contract between the parties hereto effective at the closing of business on the date hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed all as of the day and year first above written.

Very truly yours,

Investors Cash Trust, on behalf of its series, Central Cash Management Fund

/s/John Millette
By: John Millette

Title: Vice President and Secretary

Accepted:

DWS Investments Distributors, Inc.

/s/Caroline Pearson

By: Caroline Pearson

Title: Secretary

/s/Paul Schubert

By: Paul Schubert

Title: Vice President